UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

STREAMTRACK, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-55140	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151

(Registrant’s telephone number, including area code)

________________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

☐	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Definitive Material Agreement.

Effective April 24, 2015, StreamTrack, Inc. (the “Company”) entered into an Exchange Agreement with Lux Digital Pictures GmbH Partners (“Lux”) pursuant to which the Company issued 10,000 shares of its Series C Convertible Preferred Stock in exchange for 1,495,313 shares of Company common stock (the “Lux Common Stock”) tendered by Lux to the Company for cancellation.  The Lux Common Stock was originally issued to Lux by the Company on March 12, 2013. In a separate transaction, the Company purchased certain assets and related intellectual property from Lux in exchange for an additional 800 shares of the Company’s Series C Convertible Preferred Stock issued to Lux.  A copy of the Exchange Agreement is attached to this Report as Exhibit 10.1.

Effective April 24, 2015, the Company entered into an Exchange Agreement with Mark J. Richardson (“MJR”) pursuant to which the Company issued 500 shares of its Series C Convertible Preferred Stock in exchange for 15,140 shares of Company common stock (the “MJR Common Stock”) tendered by MJR to the Company for cancellation.  The MJR Common Stock was originally issued to MJR by the Company on March 13, 2013.  A copy of the Exchange Agreement is attached to this Report as Exhibit 10.2.

Item 9.01 Exhibits and Financial Statements.

d)  Exhibits

10.1	Exchange Agreement dated April 24, 2015, by and between Lux Digital Pictures GmbH Partners and StreamTrack, Inc.

10.2	Exchange Agreement dated April 24, 2015, by and between Mark J. Richardson and StreamTrack, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StreamTrack, Inc.

Date: April 29, 2015	By:	/s/ Michael Hill
Michael Hill, Chief Executive Officer